INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of AutoChina International Limited on Post-effective amendment No. 1 to Form F-3 (File No. 333-164628) of our report dated November 30, 2011, with respect to our audit of the consolidated financial statements  of AutoChina International Limited and Subsidiaries as of December 31, 2010 and for the year then ended and our report dated November 30, 2011 with respect to our audit of the effectiveness of internal control over financial reporting of AutoChina International Limited and Subsidiaries as of December 31, 2010, which report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of a material weakness, which reports are included in this Annual Report on Form 20-F of AutoChina International Limited for the year ended December 31, 2010.

/s/ Marcum Bernstein & Pinchuk LLP

Marcum Bernstein & Pinchuk llp
New York, New York
December 6, 2011

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